UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 8, 2011

VCG HOLDING CORP.
__________________________________________
(Exact name of registrant as specified in its charter)

Colorado	001-32208	841157022
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

390 UNION BLVD, SUITE 540, LAKEWOOD, Colorado		80228
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	303-934-2424

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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INTRODUCTORY NOTE

Effective April 18, 2011 at 12:00 am, Denver, Colorado time, VCG Holding Corp. (the "Company”), completed its merger (the “Merger”) with FD Acquisition Co., a Colorado corporation (“MergerSub”) and a wholly-owned subsidiary of Family Dog, LLC, a Colorado limited liability company (“Parent”), pursuant to the terms of the previously announced Agreement and Plan of Merger, dated as of November 9, 2010 and as amended by Amendment No. 1 to Agreement and Plan of Merger dated as of March 17, 2011 (the “Merger Agreement”), by and among the Company, Parent, MergerSub, Troy Lowrie, the Company’s Chairman of the Board and Chief Executive Officer, and Micheal Ocello, the Company’s President and Chief Operating Officer. As a result of the Merger, the Company is now wholly-owned by Parent, which is owned by an investor group led by Messrs. Lowrie and Ocello and controlled by Messrs. Lowrie and Ocello.

Item 1.01. Entry into a Material Definitive Agreement.

Amendment of Promissory Note Issued to Sunshine Mortgage Investors, Inc.

On April 8, 2011, the Company issued a Second Amended Balloon Promissory Note (the “Sunshine Amendment”) to Sunshine Mortgage Investors, Inc. (“Sunshine”) to amend and restate the terms of the Balloon Promissory Note originally issued in the principal amount of $6,000,000 on December 4, 2007 to Sunshine and subsequently amended, with a principal amount of $5,250,000, by an Amended Balloon Promissory Note on July 5, 2008, as previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities Exchange Commission (“SEC”) on December 10, 2010 and the Company’s Current Report on Form 8-K/A filed with the SEC on July 21, 2008 (the "Original Sunshine Note”).

The Sunshine Amendment sets forth the principal amount outstanding as of the date of the Sunshine Amendment, $3,700,000, and extends the maturity date of the Original Sunshine Note from December 5, 2011 to December 1, 2016. Further, under the Sunshine Amendment, interest-only payments of interest are due on the 1st day of each month commencing on May 1, 2011. All outstanding principal is due on the maturity date under the Sunshine Amendment.

The Sunshine Amendment also changes the security for the loan from being secured by certain identified real property to being secured by the Company’s ownership of the common stock of two of its subsidiaries, Kenja II, Inc., a Florida corporation, and Kenkev II, Inc. a Maine corporation.

Except as set forth in this Current Report on Form 8-K, no changes were made to the terms of the Original Sunshine Note.

Amendment of Promissory Note Originally Issued to Richard Stanton

On April 8, 2011, the Company issued an Amended Balloon Promissory Note (the “PLG Amendment”) to Principal Lenders Group to amend and restate the terms of the Balloon Promissory Note originally issued in the principal amount $1,000,000 on July 14, 2008 to Richard Stanton, as previously disclosed in the Company’s Current Report on Form 8-K/A filed with the SEC on July 21, 2008 (the “Original Stanton Note”).

The PLG Amendment changes the name of the lender from Richard Stanton to Principal Lenders Group and extends the maturity date of the Original Stanton Note from July 14, 2011 to April 8, 2016. Further, under the PLG Amendment, interest-only payments of interest are due on the 8th day of each month commencing on May 8, 2011 and the payments of 3% of principal are due annually on April 8 commencing on April 8, 2011.

The PLG Amendment also changes the security for the loan from being secured by certain identified real property to being secured by the Company’s ownership of the common stock of two of its subsidiaries, Kenja II, Inc., a Florida corporation, and Kenkev II, Inc. a Maine corporation.

Except as set forth in this Current Report on Form 8-K, no changes were made to the terms of the Original Stanton Note.

Amendment of Promissory Note Issued to 2640 W. Woodland, Inc.

On April 8, 2011, the Company’s subsidiary VCG-IS, LLC, a California limited liability company (the "Anaheim Borrower”), entered into Amendment No. 1 (the “Anaheim Amendment”) to the Promissory Note originally issued in the principal amount of $3,293,027 on July 28, 2008 to 2640 W. Woodland, Inc., a California corporation, in connection with the Company’s acquisition of the Imperial Showgirls Gentlemen’s Club located in Anaheim, California, as previously disclosed in the Company’s Current Report on Form 8-K filed with the SEC on August 1, 2008 (the “Original Anaheim Note”).

The Anaheim Amendment extends the maturity date of the Original Anaheim Note from July 28, 2011 to July 28, 2012. The Original Anaheim Note provided that the principal was amortized in 35 equal monthly payments of $43,041.28 with a one-time payment of $2,481,264.20 due thirty days after the due date of the 35th payment. The Anaheim Amendment provides that a payment of $2,000,000 is due thirty days after the due date of the 35th payment and that, thereafter, the Anaheim Borrower will pay the balance of the principal amount owed under the Original Anaheim Note, $481,264.20 (the “Balance Amount”), in 11 equal monthly payments of $42,312.32 with a final payment of $42,312.35 due on the maturity date of July 28, 2012. The principal amount owed under the Original Anaheim Note bore interest at 8% per year and the Anaheim Amendment provides that the Balance Amount bears interest at 10%.

Except as set forth in this Current Report on Form 8-K, the terms of the Original Anaheim Note remain the same.

1.02. Termination of a Material Agreement.

Effective upon filing of the Statement of Merger with the Colorado Secretary of State on April 15, 2011, the Company’s Board of Directors terminated all of the Company’s equity incentive plans, including the 2002 Stock Option and Stock Bonus Plan, the 2003 Stock Option and Stock Bonus Plan and the 2004 Stock Option and Appreciation Rights Plan.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Receipt of Delisting Notice

On April 13, 2011, the Company received a letter from the NASDAQ Stock Market (“NASDAQ”) notifying the Company that the Company is not in compliance with NASDAQ Marketplace Rule 5250(f) which requires the Company to pay all applicable fees associated with NASDAQ listing. The letter provides that, unless the Company resolves the deficiency noted in the letter or appeals NASDAQ’s determination, trading in the Company’s common stock will be suspended at the opening of business on April 25, 2011 and NASDAQ will file a Form 25 with the SEC to remove the Company’s common stock from listing and registration on NASDAQ. The Company is working with NASDAQ to reach a mutually satisfactory agreement regarding the payment of the past due fees.

As disclosed below, the Company completed the Merger effective April 18, 2011 and, as a result of the Merger and unrelated to the deficiency noted in the NASDAQ letter received on April 13, 2011, NASDAQ filed a Form 25 with the SEC on such date to remove the Company’s common stock from listing and registration on NASDAQ.

Voluntary Action to Delist the Company’s Common Stock

On April 15, 2011, the Company notified NASDAQ that the Merger would be completed effective as of April 18, 2011 at 12:00 am, Denver, Colorado time, and requested that NASDAQ suspend trading in the Company’s common stock and remove the Company’s common stock from listing and registration with NASDAQ. On April 18, 2011, NASDAQ filed with the SEC an application on Form 25 to delist and deregister the Company’s common stock.

In addition, the Company intends to file with the SEC a certification and notice of termination on Form 15 with respect to the Company’s common stock, requesting that the Company’s common stock be deregistered with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that the reporting obligations of the Company with respect to the Company’s common stock under Sections 13(a) and 15(d) of the Exchange Act be suspended.

Item 3.03. Material Modification to the Rights of Security Holders.

As of the effective time of the Merger, all shares of the Company’s common stock were cancelled. Each share of the Company’s common stock other than shares held by (i) Parent as a result of contributions from investors in Parent in exchange for membership interest in Parent, including shares previously beneficially owned by Messrs. Lowrie and Ocelleo, and (ii) the Company or any direct or indirect wholly-owned subsidiary of the Company, was converted into the right to receive $2.25 in cash, without interest and less any applicable withholding taxes. No shareholder exercised dissenters’ rights with respect to the Merger.

In addition, each option to purchase shares of the Company’s common stock that was outstanding and unexercised at the effective time of the Merger was cancelled and the Company was not required to make any payments to the holders of such options because the exercise price per share of each such option, in all instances, exceeded the merger consideration described above.

Item 5.01. Changes in Control of Registrant.

Pursuant to the terms of the Merger Agreement, the Merger was completed effective April 18, 2011 at 12:00 am, Denver, Colorado time, at which time Merger Sub merged with and into the Company, with the Company continuing as the surviving corporation. As a result, the Company became a wholly-owned subsidiary of Parent. Parent is owned by an investor group led by Messrs. Lowrie and Ocello and controlled by Messrs. Lowrie and Ocello.

The aggregate consideration to be paid in connection with the Merger is expected to be approximately $25 million. The Merger Agreement requires that Parent cause the Company to provide the paying agent in the Merger with cash in an amount sufficient to pay the merger consideration promptly following the merger. Parent expects to pay the merger consideration from proceeds received in a private placement, lines of credit and other committed funds provided by affiliates of Parent, Mr. Lowrie or Mr. Ocello, and from funds held by (or otherwise available to) the Company.

This description of the Merger does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibits 2.1 and 2.2 hereto and incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Merger Agreement, upon completion of the Merger, the members of the Company’s Board of Directors were automatically replaced by the sole member of the Merger Sub’s Board of Directors, Troy Lowrie. As a result, at the effective time of the Merger, the following members of the Company’s board of directors resigned: Robert McGraw, Jr., Martin Grusin, George Sawicki, and David Levine.

The Company’s officers remain the same following the Merger.

The disclosure set forth under Item 1.02 of this Current Report on Form 8-K regarding the termination of the Company’s equity incentive plans is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No	Description
2.1
Agreement and Plan of Merger, dated as of November 9, 2010,
by and among Family Dog, LLC, FD Acquisition Co., Troy
Lowrie, Micheal Ocello and VCG Holding Corp., is hereby
incorporated by reference to Exhibit 2.1 to the Company’s
Current Report on Form 8-K filed on November 24, 2010

2.2
Amendment No. 1 to Agreement and Plan of Merger, dated as of
March 17, 2011, by and among Family Dog, LLC, FD Acquisition
Co., Troy Lowrie, Micheal Ocello and VCG Holding Corp., is
hereby incorporated by reference to Exhibit 2.1 to the
Company’s Current Report on Form 8-K filed on March 24, 2011

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VCG HOLDING CORP.

April 19, 2011	By:	Tenicia Bradley

Name: Tenicia Bradley
Title: Secretary